Exhibit 99.1

Webull Corporation: Incentive Warrants March 2025

Disclaimer

Capitalized terms used and not otherwise defined in this presentation shall have the meanings ascribed to them in the definitive proxy statement/prospectus dated March 10, 2025 (the "Proxy Statement"), that was prepared by the Company and Webull in connection with the proposed Business Combination. We encourage you to carefully read Proxy Statement in its entirety.

About this Presentation. This Presentation has been prepared by SK Growth Opportunities Corporation ("SPAC" or "SKGR") and Webull Corporation (the "Company", "we" or "Webull") in connection with a potential business combination involving SPAC and the Company (the "Transaction" or the "Business Combination"). This Presentation is preliminary in nature and solely for information and discussion purposes and must not be relied upon for any other purpose.

For the purpose of this notice, "Presentation" shall mean and include the slides that follow, the oral presentation of the slides by members of SPAC or the Company or any person on their behalf, the question-and-answer session that follows that oral presentation, copies of this document and any materials distributed at, or in connection with, that presentation. By accepting this Presentation, participating in the meeting, or by reading the Presentation slides, you will be deemed to have (i) acknowledged and agreed to the following conditions, limitations and notifications and made the following undertakings, and (ii) acknowledged that you understand the legal and regulatory sanctions attached to the misuse, disclosure or improper circulation of this Presentation.

This Presentation does not constitute (i) an offer or invitation for the sale or purchase of the securities, assets or business described herein or a commitment of the Company or SPAC with respect to any of the foregoing, or (ii) a solicitation of proxy, consent or authorization with respect to any securities or in respect of the Transaction, and this Presentation shall not form the basis of any contract, commitment or investment decision and does not constitute either advice or recommendation regarding any securities. The Company and SPAC expressly reserve the right, at any time and in any respect, to amend or terminate this process, to terminate discussions with any or all potential investors, to accept or reject any proposals and to negotiate with, or cease negotiations with, any party regarding a transaction involving the Company and SPAC. Any offer to sell securities will be made only pursuant to a definitive subscription agreement and will be made in reliance on an exemption from registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated there under (collectively, the "Securities Act"), for offers and sales of securities that do not involve a public offering.

Except where otherwise indicated, this Presentation speaks as of the date hereof. The information contained in this Presentation replaces and supersedes, in its entirety, information of all prior versions of similar presentations. This Presentation does not purport to contain all information that may be required for or relevant to an evaluation of the Transaction. No representation or warranty, express or implied, is made as to, and no reliance should be placed on, the fairness, accuracy, completeness or correctness of the information, or opinions contained herein. Neither the Company, SPAC, nor any of their respective directors, officers, partners, employees, affiliates, agents, advisors or representatives shall have any responsibility or liability whatsoever (for negligence or otherwise) for any loss howsoever arising from any use of this Presentation or its contents or otherwise arising in connection with this Presentation. The information set out herein has not been independently verified and may be subject to updating, completion, revision and amendment and such information may change materially. Further, this Presentation should not be construed as legal, tax, investment or other advice, and should not be relied upon to form the basis of, or be relied on in connection with, any contract or commitment or investment decision whatsoever. You will be responsible for conducting any investigations and analysis that is deemed appropriate and should consult your own legal, regulatory, tax, business, financial and accounting advisors to the extent you deem necessary, and must make your own investment decision and perform your own independent investigation and analysis with respect to the Transaction, any investment in SPAC or the Company and the transactions contemplated in this Presentation.

SPAC and the Company reserve the right to amend or replace this Presentation at any time but none of SPAC and the Company, their respective subsidiaries, affiliates, legal advisors, financial advisors or agents shall have any obligation to update or supplement any content set forth in this Presentation or otherwise provide any additional information to you in connection with the Transaction should circumstances, management's estimates or opinions change or any information provided in this Presentation become inaccurate.

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Disclaimer (cont'd)

Forward-Looking Statements. This Presentation includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this Presentation, including statements as to future results of operations and financial position, planned products and services, business strategy and plans, objectives of management for future operations of the Company, market size and growth opportunities, competitive position and technological and market trends, estimated implied pro forma enterprise value of the combined company following the Transactions (the "Combined Company"), the cash position of the Combined Company following the closing of the proposed Transaction, SPAC and the Company's ability to consummate the Transactions, and expectations related to the terms and timing of the Transactions, as applicable, are forward-looking statements. Some of these forward-looking statements can be identified by the use of forward-looking words, including "anticipate," "expect," "suggests," "plan," "believe," "predict," "potential," "seek," "future," "propose," "continue," "intend," "estimates," "targets," "projects," "should," "could," "would," "may," "will," "forecast" or the negatives of these terms or variations of them or similar terminology although not all forward-looking statements contain such terminology. All forward-looking statements are based upon current estimates and forecasts and reflect the views, assumptions, expectations, and opinions of SPAC and the Company as of the date of this Current Report, and are therefore subject to a number of factors, risks and uncertainties, some of which are not currently known to SPAC or the Company and could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Some of these factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement; (2) the outcome of any legal proceedings that may be instituted against SPAC, the Company or others following the announcement of the Transactions, the Business Combination Agreement and other ancillary documents with respect thereto; (3) the amount of redemption requests made by SPAC public shareholders and the inability to complete the Transactions due to the failure to obtain approval of the shareholders of SPAC, to obtain financing to complete the business combination or to satisfy other conditions to closing and; (4) changes to the proposed structure of the Transactions that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Transactions; (5) the ability to meet, or continue to meet, stock exchange listing standards; (6) the risk that the Transaction disrupts current plans and operations of the Company as a result of the announcement and consummation of the Transactions; (7) the ability to recognize the anticipated benefits of the Transactions, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (8) costs related to the business combination; (9) risks associated with changes in applicable laws or regulations and the Company's international operations; (10) the possibility that the Company or the Combined Company may be adversely affected by other economic, business, and/or competitive factors; (11) the Company's estimates of expenses and profitability; (12) the Company's mission, goals and strategies; (13) the Company's future business development, financial condition and results of operations; (14) expected growth of the global digital trading and investing services industry; (15) expected changes in the Company's revenues, costs or expenditures; (16) the Company's expectations regarding demand for and market acceptance of its products and service; (17) the Company's expectations regarding its relationships with users, customers and third-party business partners; (18) competition in the Company's industry; (19) relevant government policies and regulations relating to the Company's industry; (20) general economic and business conditions globally and in jurisdictions where the Company operates; and (21) assumptions underlying or related to any of the foregoing. The foregoing list of factors is not exhaustive. You should carefully consider the risks and uncertainties described in the "Risk Factors" section in the annual report on Form 10-K for year ended December 31, 2023 of SPAC, and any additional risks and uncertainties described in the "Risk Factors" section in the quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30. 2024 of SPAC, and the "Risk Factors" section of the definitive proxy statement/prospectus, as may be further amended or supplemented, relating to the Transactions and other documents filed from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. There may be additional risks that neither SPAC nor the Company presently know or that SPAC or the Company currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In light of these factors, risks and uncertainties, the forward-looking events and circumstances discussed in this Current Report may not occur, and any estimates, assumptions, expectations, forecasts, views or opinions set forth in this Current Report should be regarded as preliminary and for illustrative purposes only and accordingly, undue reliance should not be placed upon the forward-looking statements. SPAC and the Company assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

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Disclaimer (cont'd)

Additional Information. In connection with the Transaction, SPAC and the Company have prepared, and the Company has filed, a registration statement on Form F-4 with the SEC, which includes a proxy statement that was distributed to SPAC's shareholders in connection with SPAC's solicitation for proxies for the vote by SPAC's shareholders in connection with the Transaction. Such registration statement was declared effective by the SEC on March 10, 2025, and SPAC and the Company filed a definitive proxy statement and prospectus on March 10, 2025. SPAC has mailed the definitive proxy statement/prospectus and other relevant documents to its stockholders as of March 6, 2025, the record date established for voting on the Transaction. You are urged to read the definitive proxy statement/prospectus and any other relevant documents filed with the SEC when they become available because, among other things, they will contain updates to the financial, industry and other information herein as well as important information about SPAC, the Company and the Transaction. Shareholders of SPAC are able to obtain a free copy of the definitive proxy statement, as well as other filings containing information about SPAC, the Company and the Transaction, without charge, at the SEC's website located at www.sec.gov.

Participants in Solicitation. SPAC, the Company and their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from SPAC's shareholders in connection with the Transaction. You can find information about SPAC's directors and executive officers and their interest in SPAC can be found in SPAC's Annual Report on Form10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on March 29, 2024. A list of the names of the directors, executive officers, other members of management and employees of SPAC and the Company, as well as information regarding their interests in the Transaction, are included in the definitive proxy statement/prospectus filed with the SEC by the Company. Additional information regarding the interests of such potential participants in the solicitation process may also be included in other relevant documents when they are filed with the SEC. You may obtain free copies of these documents from the sources indicated above.

No Offer or Solicitation. This Presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

Trademarks. This Presentation may contain trademarks, service marks, trade names and copyrights of third parties, which are the property of their respective owners. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this Presentation may be listed without the TM, SM© or ® symbols, but such references are not intended to indicate, in any way, that SPAC, the Company or the third parties will not assert, to the fullest extent under applicable law, their rights or the right of the applicable owners or licensors to these trademarks, service marks , trade names and copyrights.

Neither SPAC, the Company, nor any of their respective directors, officers, employees, affiliates, advisors, representatives or agents, makes any representation or warranty of any kind, express or implied, as to the value that may be realized in connection with the Transaction, the legal, regulatory, tax, financial, accounting or other effects of the Transaction or the timeliness, accuracy or completeness of the information contained in this Presentation, and none of them shall have any liability based on or arising from, in whole or in part, any information contained in, or omitted from, this Presentation or for any other written or oral communication transmitted to any person or entity in the course of its evaluation of the Transaction, and they expressly disclaim any responsibility or liability for direct, indirect, incidental, exemplary, compensatory, punitive, special, or consequential damages, costs, expenses, legal fees, or losses (including lost income or profits and opportunity costs) in connection with the use of the information herein.

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Proposed Issuance of Incentive Warrants by Webull

ISSUER	• Webull Corporation ("Webull"), upon consummation of the Business Combination
SECURITY	• Incentive warrants (each, a "Warrant"), to be listed under the proposed symbol "BULLZ"
AMOUNT ISSUED	• 1 Warrant per redeemable Class A ordinary share of SKGR held by a holder of such share on the day of Closing
EXERCISE STRUCTURE	• Each Warrant may be exercised at the specified exercise price (the "Exercise Price") to purchase 1 Class A ordinary share of Webull (each, a "Webull Share") • Cash-basis exercise

WARRANT DURATION	• The Warrants will expire on the earliest to occur of:
	  • 4 years after the Closing Date;
	  • the liquidation of Webull; and
	  • the Redemption Date (as defined in the Incentive Warrant Agreement)

WARRANT EXERCISE PRICE	• Initial Exercise Price of $10.00 at Closing
	• Exercise Price can ratchet down semiannually based on 30-day trailing VWAP (as defined in the Incentive Warrant Agreement) performance of the Webull Shares (the "Benchmark Price"):
	  • 6-months after the Closing Date, if the Benchmark Value is below $8.00 per Webull Share, the Exercise Price is reduced to $8.00 and the Reference Price (as defined below) to $16.00;
	  • 12-months after the Closing Date, if the Benchmark Value is below $7.00 per Webull Share, the Exercise Price is reduced to $7.00 and the Reference Price to $15.00;
	  • 18-months after the Closing Date, if the Benchmark Value is below $6.00 per Webull Share, the Exercise Price is reduced to $6.00 and the Reference Price to $14.00; and
	  • 24-months after the Closing Date, if the Benchmark Value is below $5.00 per Webull Share, the Exercise Price is reduced to $5.00 and the Reference Price to $13.00

WARRANT EXERCISE CAP / REDEMPTION FEATURE	• Warrants may be redeemed, at a redemption price of $0.01 per Warrant, at Webull's option at any time such Warrants are exercisable and prior to their expiration if:
	  • the VWAP on the Webull Shares for any 30 trading-day period ending on the third trading day prior to the date on which notice of the redemption is given equals or exceeds $18.00 per Webull Share (as may be adjusted, the "Reference Price"); and
	  • there is an effective registration statement covering the issuance of Webull Shares issuable upon exercise of the Incentive Warrants, and a current prospectus relating thereto, available throughout the period of not less than 30 days prior to the date of redemption

This summary of the terms of the Warrants is not complete and this summary is explicitly qualified by reference to the Incentive Warrant Agreement as will be in effect at the closing of the business combination and a form of which has been filed as an exhibit to the Registration Statement on Form F-4 filed by Webull with the SEC in connection with the proposed Business Combination.

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